As filed with the Securities and Exchange Commission on July 6, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Symantec Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0181864

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20330 Stevens Creek Boulevard
Cupertino, California 95014-2132

(Address of Principal Executive Offices)

Options and Restricted Stock Units to acquire common stock granted under the
VERITAS Software Corporation 1993 Equity Incentive Plan
VERITAS Software Corporation 1993 Directors Stock Option Plan
VERITAS Software Corporation 2002 Directors Stock Option Plan
VERITAS Software Corporation 2003 Stock Incentive Plan
kVault Software Limited Enterprise Management Incentive Scheme
Precise Software Solutions Ltd. 1995 Share Option and Incentive Plan
Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan
Precise Software Solutions Ltd. Stock Option Plan (f/k/a Savant Corporation Stock Option Plan)
Design2Deploy, Inc. 2000 Stock Plan
The Kernal Group, Inc. 1997 Equity Incentive Plan
NuView, Inc. 1998 Stock Option / Stock Issuance Plan
Openvision Technologies, Inc. 1992 Stock Plan
Seagate Software, Inc. 1996 Stock Option Plan

(Full Title of the Plans)

John W. Thompson
Chairman of the Board and Chief Executive Officer
20330 Stevens Creek Boulevard
Cupertino, California 95014-2132

(Name and Address of Agent For Service)

(408) 517-8000

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Tahir J. Naim and John Lister
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
Telephone: (650) 988-8500
Facsimile: (650) 938-5200

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price	Offering	Registration
to be Registered	Registered(2)	per Share(3)	Price	Fee (5)
Common Stock, par value $0.01 per share (1)	65,340,497(4)	$21.66	$1,415,275,165.02	$166,577.89

(1)	Each share of common stock includes a right to purchase one eight-thousandth of a share of Series A Junior Participating Preferred Stock. The preferred stock purchase rights, which are attached to the shares of common stock being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended, based on the weighted average exercise price of the outstanding options. Payment by the holder is not required for conversion of restricted stock units into shares.

(4)	Represents Registrant’s shares issuable under stock options and restricted stock units granted under the VERITAS Software Corporation plans and schemes listed below, as amended, and assumed by the Registrant on July 2, 2005 pursuant to an Agreement and Plan of Reorganization among the Registrant, Carmel Acquisition Corp., a wholly owned subsidiary of the Registrant, and VERITAS Software Corporation.

(5)	Calculated solely for the purposes of computing the amount of the registration fee as follows: (i) with respect to the shares issuable under stock options being assumed, under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options and (ii) with respect to shares issuable under restricted stock units being assumed, under Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on July 1, 2005.

Plan	Options and Restricted Stock Units
VERITAS Software Corporation 1993 Equity Incentive Plan	34,129,152

VERITAS Software Corporation 1993 Directors Stock Option Plan	910,602

VERITAS Software Corporation 2002 Directors Stock Option Plan	112,420

VERITAS Software Corporation 2003 Stock Incentive Plan	26,406,500

kVault Software Limited Enterprise Management Incentive Scheme	1,080,078

Precise Software Solutions Ltd. 1995 Share Option and Incentive Plan	2,526

Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan	1,634,667

Precise Software Solutions Ltd. Stock Option Plan (f/k/a Savant Corporation Stock Option Plan)	4,118

Design2Deploy, Inc. 2000 Stock Plan	36,315

Plan	Options
The Kernal Group, Inc. 1997 Equity Incentive Plan	11,399

NuView, Inc. 1998 Stock Option / Stock Issuance Plan	7,331

Openvision Technologies, Inc. 1992 Stock Plan	198,230

Seagate Software, Inc. 1996 Stock Option Plan	807,159

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
Index to Exhibits
EXHIBIT 4.03
EXHIBIT 5.01
EXHIBIT 23.01
EXHIBIT 99.01
EXHIBIT 99.02
EXHIBIT 99.03
EXHIBIT 99.04
EXHIBIT 99.05
EXHIBIT 99.06
EXHIBIT 99.07
EXHIBIT 99.08
EXHIBIT 99.09
EXHIBIT 99.10
EXHIBIT 99.11
EXHIBIT 99.12
EXHIBIT 99.13
EXHIBIT 99.14
EXHIBIT 99.15
EXHIBIT 99.16
EXHIBIT 99.17
EXHIBIT 99.18
EXHIBIT 99.19
EXHIBIT 99.20
EXHIBIT 99.21
EXHIBIT 99.22
EXHIBIT 99.23

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed by Symantec Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended April 1, 2005 filed with the Commission on June 15, 2005, as amended by a Form 10-K/A filed with the Commission on June 16, 2005;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	The description of Registrant’s Common Stock contained in the Registrant’s Registration Statements on Form 8-A filed with the Commission on May 24, 1989 and August 19, 1998 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     As of the date of this Registration Statement, attorneys of Fenwick & West LLP and family members thereof beneficially own an aggregate of approximately 10,300 shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

     As permitted by Section 145 of the Delaware General Corporation Law, Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

-	for any breach of the director’s duty of loyalty to Registrant or its stockholders;

-	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

-	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

-	for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, Registrant’s Bylaws provide that:

-	Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

-	Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

-	Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

-	the rights conferred in the Bylaws are not exclusive.

     Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.

     Registrant maintains directors’ and officers’ liability insurance and has extended that coverage for public securities matters.

     See also the undertakings set out in response to Item 9.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Symantec Corporation Restated Certificate of Incorporation	S-8	333-119872	4.01	10/21/04

4.02	Symantec Corporation Certificate of Designations of Series A Junior Participating Preferred Stock	8-K		3.01	12/21/04

4.03	Symantec Corporation Certificate of Amendment of Restated Certificate of Incorporation					X

4.04	Symantec Corporation Bylaws, as amended and restated effective August 11, 1998	8-K		3.1	08/19/98

4.05	Registration Rights Agreement between Symantec Corporation and Certain of its Stockholders.	S-4	33-35385	4.02	06/13/90

4.06	Amendment No. One to Registration Rights Agreement.	10-K		4.02	06/16/03

4.07	Amendment No. Two to Registration Rights Agreement.	10-K		4.03	06/16/03

4.08	Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares.	8-A		4.1	08/19/98

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Independent Registered Public Accounting Firm					X

23.02	Consent of Fenwick & West LLP (filed as part of Exhibit 5.01)					X

24.01	Power of Attorney (See page II-6)					X

99.01	VERITAS Software Corporation 1993 Equity Incentive Plan					X

99.02	VERITAS Software Corporation 1993 Equity Incentive Plan Option Agreement					X

99.03	VERITAS Software Corporation 1993 Directors Stock Option Plan					X

99.04	VERITAS Software Corporation 1993 Directors Stock Option Plan Option Agreement					X

99.05	VERITAS Software Corporation 2002 Directors Stock Option Plan					X

99.06	VERITAS Software Corporation 2002 Directors Stock Option Plan Option Agreement					X

99.07	VERITAS Software Corporation 2003 Stock Incentive Plan					X

99.08	VERITAS Software Corporation 2003 Stock Incentive Plan Option Agreement					X

99.09	Form of VERITAS Software Corporation 2003 Stock Option Agreement					X

99.10	Form of VERITAS Software Corporation RSU Award Agreement					X

99.11	kVault Software Limited Enterprise Management Incentive Scheme					X

99.12	Precise Software Solutions Ltd. 1995 Share Option and Incentive Plan					X

99.13	Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan					X

99.14	Precise Software Solutions Ltd. Savant Stock Option Plan					X

99.15	Design2Deploy, Inc. 2000 Stock Plan					X

99.16	Design2Deploy, Inc. 2000 Stock Plan Option Agreement					X

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

99.17	The Kernal Group, Inc. 1997 Equity Incentive Plan					X

99.18	NuView, Inc. 1998 Stock Option / Stock Issuance Plan					X

99.19	NuView, Inc. 1998 Stock Option / Stock Issuance Plan Option Agreement					X

99.20	Openvision Technologies, Inc. 1992 Stock Plan					X

99.21	Openvision Technologies, Inc. 1992 Stock Plan Option Agreement					X

99.22	Seagate Software, Inc. 1996 Stock Option Plan					X

99.23	Form of Symantec Corporation Notice of Stock Option Assumption					X

Item 9. Undertakings.

     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set for the in the “Calculation of Registration Fee” table in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on this sixth day of July, 2005.

Symantec Corporation

By:	/s/ John W. Thompson

John W. Thompson
Chairman and Chief Executive Officer

POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (each being an officer and/or director of the Registrant) does hereby constitute and appoint John W. Thompson, Gregory E. Myers and Arthur F. Courville, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in one or more counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John W. Thompson	Chairman and Chief Executive Officer	July 6, 2005
John W. Thompson	(principal executive officer)

/s/ Gregory E. Myers	Chief Financial Officer and Senior Vice	July 6, 2005
Gregory E. Myers	President of Finance (principal financial officer)

/s/ Stephen C. Markowski	Chief Accounting Officer	July 6, 2005
Stephen C. Markowski	(principal accounting officer)

/s/ Gary L. Bloom	Director	July 6, 2005
Gary L. Bloom

/s/ William T. Coleman III	Director	July 6, 2005
William T. Coleman III

/s/ Robert S. Miller	Director	July 6, 2005
Robert S. Miller

/s/ Daniel H. Schulman	Director	July 6, 2005
Daniel H. Schulman

Index to Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Symantec Corporation Restated Certificate of Incorporation	S-8		4.01	10/21/04

4.02	Symantec Corporation Certificate of Designations of Series A Junior Participating Preferred Stock	8-K		3.01	12/21/04

4.03	Symantec Corporation Certificate of Amendment of Restated Certificate of Incorporation					X

4.04	Symantec Corporation Bylaws, as amended and restated effective August 11, 1998	8-K		3.1	08/19/98

4.05	Registration Rights Agreement between Symantec Corporation and Certain of its Stockholders.	S-4	33-35385	4.02	06/13/90

4.06	Amendment No. One to Registration Rights Agreement.	10-K		4.02	06/16/03

4.07	Amendment No. Two to Registration Rights Agreement.	10-K		4.03	06/16/03

4.08	Rights Agreement, dated as of August 12, 1998, between Symantec Corporation and BankBoston, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares.	8-A		4.1	08/19/98

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Independent Registered Public Accounting Firm					X

23.02	Consent of Fenwick & West LLP (filed as part of Exhibit 5.01)					X

24.01	Power of Attorney (See page II-6)					X

99.01	VERITAS Software Corporation 1993 Equity Incentive Plan					X

99.02	VERITAS Software Corporation 1993 Equity Incentive Plan Option Agreement					X

99.03	VERITAS Software Corporation 1993 Directors Stock Option Plan					X

99.04	VERITAS Software Corporation 1993 Directors Stock Option Plan Option Agreement					X

99.05	VERITAS Software Corporation 2002 Directors Stock Option Plan					X

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

99.06	VERITAS Software Corporation 2002 Directors Stock Option Plan Option Agreement					X

99.07	VERITAS Software Corporation 2003 Stock Incentive Plan					X

99.08	VERITAS Software Corporation 2003 Stock Incentive Plan Option Agreement					X

99.09	Form of VERITAS Software Corporation 2003 Stock Option Agreement					X

99.10	Form of VERITAS Software Corporation RSU Award Agreement					X

99.11	kVault Software Limited Enterprise Management Incentive Scheme					X

99.12	Precise Software Solutions Ltd. 1995 Share Option and Incentive Plan					X

99.13	Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan					X

99.14	Precise Software Solutions Ltd. Savant Stock Option Plan					X

99.15	Design2Deploy, Inc. 2000 Stock Plan					X

99.16	Design2Deploy, Inc. 2000 Stock Plan Option Agreement					X

99.17	The Kernal Group, Inc. 1997 Equity Incentive Plan					X

99.18	NuView, Inc. 1998 Stock Option / Stock Issuance Plan					X

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

99.19	NuView, Inc. 1998 Stock Option / Stock Issuance Plan Option Agreement					X

99.20	Openvision Technologies, Inc. 1992 Stock Plan					X

99.21	Openvision Technologies, Inc. 1992 Stock Plan Option Agreement					X

99.22	Seagate Software, Inc. 1996 Stock Option Plan					X

99.23	Form of Symantec Corporation Notice of Stock Option Assumption					X